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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-3 of our report dated February 18, 1998, except as to Note 10 which is as of March 26, 1998 appearing on page 26 of Superconductor Technologies Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated by reference in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
November 17, 1998